 Exhibit 99.77(Q)(1)

Form N-SAR, Item 77

for Voya Variable Products Trust

(the “Registrant”)

ITEM 77Q1 – Exhibits

(a)(1) Certificate of Amendment of Declaration of Trust and Redesignation of Series effective May 1, 2014 – Filed as an exhibit to Post-Effective Amendment No. 51 to the Registrant’s Registration Statement on Form N-1A filed on April 29, 2014 and incorporated herein by reference.